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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) February 25, 1998
                                                          ------------------

                    DEVELOPERS DIVERSIFIED REALTY CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Ohio                        1-11690                   34-1723097
--------------------------------------------------------------------------------
(State or other Jurisdiction        (Commission               (IRS Employer
     or incorporation)              File Number)          Identification Number)


               34555 Chagrin Boulevard, Moreland Hills, Ohio 44022
--------------------------------------------------------------------------------


        Registrant's telephone number, including area code   (440) 247-4700
                                                           --------------------

                                       N/A
--------------------------------------------------------------------------------
          (Former name of former address, if changed since last report)




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Item 2.  Acquisition or Disposition of Assets
         ------------------------------------

During the period January 1, 1998 to March 23, 1998, through a single transaction with Continental Real Estate Companies of Columbus, Ohio, the Company completed the acquisition of 10 shopping centers, two of which were acquired through joint ventures, (the "Acquisition Properties"). The shopping centers total 1.2 million square feet of retail space, all of which is Company-owned. The Company's net investment in the Acquisition Properties aggregated approximately $87 million of assets including a $5.2 million equity investment in a 50% owned joint venture, before any contingent consideration. The Company's net investment was initially funded through proceeds made available through revolving credit facilities and cash of approximately $30.4 million, mortgages assumed of approximately $51.8 million, a minority equity interest valued at approximately $2.0 million, and the issuance of approximately 70,000 Operating Partnership ("OP") Units valued at approximately $2.8 million. The OP Units are convertible, on a one for one basis, into shares of the Company's common stock. In addition, the Company entered into an agreement, with the same entity mentioned above, to acquire three additional shopping centers or interests therein located in the Columbus, Ohio area. These shopping centers have approximately 1.0 million square feet of total GLA and have an estimated purchase price of approximately $107 million of which the Company's net investment will approximate $99 million. These properties are referred to herein as the "Probable Acquisition Properties." Although the Company believes it is probable that these properties will be acquired, there can be no assurance that the purchase transaction will be consummated. Information regarding the Acquisition Properties and the Probable Acquisition Properties is attached as SCHEDULE A.

The acquisition of, or investment in, the Acquisition Properties, or with respect to the Probable Acquisition Properties will be, pursuant to individual agreements for the sale and purchase of each property or interests therein between each selling entity and the Company. The factors considered by the Company in determining the price to be paid for the properties included their historical and/or expected cash flow, nature of the tenants and terms of leases in place, occupancy rates, opportunities for alternative and/or new tenancies, current operating costs and taxes on the properties and anticipated changes therein under Company ownership, the outlots and expansion areas available, the physical condition and locations of the properties, the anticipated effect on the Company's financial results (including particularly Funds From Operations) and the ability to sustain and potentially increase its distributions to Company shareholders, and other factors. The Company took into consideration capitalization rates at which it believes other shopping centers have recently sold, but determined the price it was willing to pay primarily on the factors discussed above related to the properties themselves and their fit with the Company's operations. Separate independent appraisals were not obtained in connection with the acquisition of the properties by the Company. The Company, after investigation of the properties, is not aware of any material factors, other than those enumerated above, that would cause the financial information reported, where available, to not be necessarily indicative of future operating results.

Item 5.  Other Events
         ------------

During the period January 1, 1998 to March 23, 1998, through individual transactions, the Company completed the acquisition of two shopping centers (Bel Air Centre located in Detroit, MI and Country Club Mall located in Idaho Falls,
ID), neither of which individually constitutes a "significant subsidiary." The shopping centers total 0.8 million square feet of retail space, of which approximately 0.5 million square feet is Company-owned. The Company's net investment in the two shopping centers aggregated approximately $40.2 million, before any contingent consideration. The Company's net investment was initially funded through proceeds made available through revolving credit facilities, cash and liabilities assumed aggregating approximately $20.5 million and a mortgage assumed of approximately $19.7 million. Country Club Mall was acquired from a limited partnership in which the Company's Chairman Emeritus, the Chairman of the Board and the Vice-Chairman of the Board owned, in the aggregate through a separate partnership, a 1% general partner interest. Management believes that the acquisition of this property was completed on terms at least as favorable to the Company as could have been obtained from an unrelated third party. The initial purchase price of the property was approximately $6.5


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million. In accordance with the purchase agreement, the Company may be required to pay the seller an additional $0.8 million upon the leasing of vacant space in the center. Information regarding these two properties is included on SCHEDULE A.

The acquisition of, or investment in, these two properties, pursuant to individual agreements for the sale and purchase of each property between each selling entity and the Company. The factors considered by the Company in determining the price to be paid for the properties included their historical and/or expected cash flow, nature of the tenants and terms of leases in place, occupancy rates, opportunities for alternative and/or new tenancies, current operating costs and taxes on the properties and anticipated changes therein under Company ownership, the outlots and expansion areas available, the physical condition and locations of the properties, the anticipated effect on the Company's financial results (including particularly Funds From Operations) and the ability to sustain and potentially increase its distributions to Company shareholders, and other factors. The Company took into consideration capitalization rates at which it believes other shopping centers have recently sold, but determined the price it was willing to pay primarily on the factors discussed above related to the properties themselves and their fit with the Company's operations. Separate independent appraisals were not obtained in connection with the acquisition of these properties by the Company. The Company, after investigation of the properties, is not aware of any material factors, other than those enumerated above, that would cause the financial information reported, where available, to not be necessarily indicative of future operating results.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
         ------------------------------------------------------------------

         The required financial statements and pro forma financial information are not yet complete and will be filed as soon as practicable, and in any event not later than June 6, 1998.



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                                                                      SCHEDULE A

                    DEVELOPERS DIVERSIFIED REALTY CORPORATION

                                                Company
                                  Date of        Owned      Percent        Year
     Shopping Center            Acquisition   Square Feet   Occupied     Completed            Principal Tenants
------------------------------------------------------------------------------------------------------------------------------------
Country Club Mall                                                                    Fred Meyer (not owned), LaMont's, Payless
Idaho Falls, ID                   02/25/98      148,593       90.0%        1976      Drug Store and OfficeMax

Bel Air Centre                                                                       Target, AMC Theatres, Builders Square, Farmer
Detroit, MI                       03/10/98      343,502      100.0%        1989      Jack Supermarket, Toys R Us and Kids R Us

Perimeter Shopping Center
Dublin, Ohio                      03/23/98      137,610       97.6%        1996      Big Bear Supermarket and Revco

OfficeMax
Barboursville, West Virginia      03/23/98      70,900       100.0%        1985      OfficeMax and Discount Emporium

Big Bear
Bellefontaine, Ohio               03/28/98      54,780       100.0%        1995      Big Bear Supermarket

Roundy's
Hamilton, Ohio                    03/23/98      30,110       100.0%        1986      Roundy's

Hoggy's Center
Gahanna, Ohio                     03/23/98      39,285       100.0%        1995

Roundy's/Rite Aid
Pataskala, Ohio                   03/23/98      33,270       100.0%        1980      Roundy's and Rite Aid

Shoppes at Turnberry
Pickerington, Ohio                03/23/98      59,495        97.3%        1990      Revco and Bank One

Derby Square Shopping Center
Grove City, Ohio                  03/23/98      128,050      100.0%        1992      Big Bear Supermarket and Bank One

Lennox Town Center                                                                   Target, AMC Theatres, Barnes & Noble,
Columbus, Ohio (1)                03/23/98      336,044      100.0%        1997      Staples and Old Navy

Sun Center                                                                           Big Bear Supermarket, HomePlace, Babies R
Columbus, Ohio (2)                03/23/98      317,581       98.0%        1995      Us, Rhodes Furniture, SteinMart and Staples

Washington Plaza                  Probable
Dayton, Ohio (3)                Acquisition     169,816      100.0%        1990      PharMor and Books a Million

Dublin Village Center             Probable                                           AMC Theater, PharMor, Michael's and
Columbus, Ohio (4)              Acquisition     327,264       92.2%        1987      Designer Shoe Warehouse

Easton Market                     Probable                                           Galyan's, Kittler Furniture, Bed Bath &
Columbus, Ohio                  Acquisition     508,334       94.5%        1998      Beyond, TJ Maxx and PETsMART



(1) Property acquired through a joint venture in which the Company owns a 50% interest.

(2) Property acquired through a joint venture in which the Company owns a 79.45% interest.

(3) Property scheduled to be owned through a joint venture in which the Company would own a 50% interest.

(4) Property scheduled to be owned through a joint venture in which the Company would own approximately an 80% interest.


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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    DEVELOPERS DIVERSIFIED REALTY
                                    CORPORATION



Date    April 7, 1998               /s/ William H. Schafer
      -------------------           --------------------------------
                                    William H. Schafer
                                    Vice President and Chief Financial Officer